Exhibit 3.2.36

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

POLI-NEW ENGLAND THEATRES, INC.

Poli-New England Theatres, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

By unanimous consent of the Board of Directors of the Corporation, a resolution was duly adopted, pursuant to Sections 141 and 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The stockholders of the Corporation duly approved said proposed amendment by consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware. The resolution setting forth the amendment is as follows:

Resolved, that the Certificate of Incorporation of the Corporation be amended by altering the Article thereof numbered “Third” so that, as amended, said Article shall be and read as follows:

Third:	The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

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State of Delaware Secretary of State Division of Corporations Delivered 01:55 PM 07/28/2004 FILED 01:19 PM 07/28/2004 SRV 040552299 – 0324705 FILE

IN WITNESS WHEREOF, Poli-New England Theatres, Inc. has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President

Michael Politi
Senior Vice President & Corporate Counsel

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

AS AMENDED

*  *  *  *  *  *

POLI-NEW ENGLAND THEATRES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

FIRST: That the board of directors of said corporation, at a meeting duly convened and held, adopted a resolution proposing and declaring advisable the following amendment to the certificate of incorporation as amended of said corporation:

RESOLVED that the Certificate of Incorporation of the Corporation as amended, be further amended as follows:

1. By striking out the present Paragraphs “FOURTH”, “FOURTH(a)” and “FIFTH” and inserting in lieu thereof the following:

“FOURTH: The total number of shares which the Corporation shall have authority to issue is One Hundred (100) shares without nominal or par value which shall be known as Common Stock.”

“FIFTH: The Board of Directors shall have power, from time to time, to fix and determine and to vary the amount of working capital of the corporation.”

2. By striking out and deleting the present Paragraph “TENTH”.

SECOND: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock, entitled to vote, by a written consent given in accordance with the provisions of section 228 of Title 8 of The Delaware Code of 1953, and filed with the corporation on the 8th day of July, 1954.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of Title 8 of The Delaware Code of 1953.

FOURTH: That the capital of said corporation will not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said POLI-NEW ENGLAND THEATRES, INC. has caused its corporate seal to be hereunto affixed and this certificate to be signed by Charles C. Moskowitz, its Vice-President, and Leopold Friedman, its Secretary, this 8th day of July, 1954.

POLI-NEW ENGLAND THEATRES, INC.

[SEAL]	By	/s/ CHARLES C. MOSKOWITZ
Vice-President

	By	/s/ LEOPOLD FRIEDMAN
Secretary

STATE OF NEW YORK	)	SS
COUNTY OF NEW YORK	)

BE IT REMEMBERED that on this 8th day of July, A.D. 1954, personally came before me MORRIS SHER, a Notary Public in and for the County and State aforesaid, CHARLES C. MOSKOWITZ, Vice-President of POLI-NEW ENGLAND THEATRES, INC., a corporation of the State of Delaware, the corporation described in and which executed the foregoing certificate, known to me personally to be such, and he, the said CHARLES C. MOSKOWITZ, as such Vice-President, duly executed said certificate before me and acknowledged the said certificate to be his act and deed and the act and deed of said corporation; that the signatures of the said Vice-President and of the Secretary of said corporation to said foregoing certificate are in the handwriting of the said Vice-President and Secretary of said corporation respectively, and that the seal affixed to said certificate is the common or corporate seal of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.

[SEAL]	/s/ MORRIS SHER
MORRIS SHER
Notary Public. State of New York
No. 21-8961200. Qualified in Kings Co.
Cert. Filed in New York County
Commission Expires March 30, 1958

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 05:00 PM 03/21/2002 020188774 – 0324705

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Poli-New England Theatres, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: In accordance with Section 303 of the General Corporation Law of the State of Delaware, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this Corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40368, confirmed and approved on March 1, 2002.

SECOND: That the Certificate of Incorporation of this corporation be amended by adding the following sentence to Article Fourth:

“In accordance with Section 1123(a)(6) of the Bankruptcy code, the Corporation shall not issue non-voting equity securities prior to March 21, 2003.”

THIRD: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on March 21, 2002.

IN WITNESS WHEREOF, said Poli-New England Theatres, Inc. has caused this certificate to be signed by Bryan Berndt, its Vice President, this 21st day of March, 2002, under penalty of perjury that this Certificate is the act and deed of this Corporation and that the facts stated herein are true.

Poli-New England Theatres, Inc.

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President